rich@yesinternational.com

From: cusip_confirmation@cusip.com
Sent: Friday, February 14, 2014 1:06 PM
To: rich@yesinternational.com
Subject: CUSIP Confirmation: GLOBAL ENTERPRISES GROUP INC

Exhibit #13

CUSIP GLOBAL SERVICES

CUSIP *Service Bureau*
55 Water Street - 45th Floor
New York, NY 10041

February 14, 2014

RICHARD KAISER
GLOBAL HOLDINGS INC
3419 VIRGINIA BEACH BLVD UNIT252
VIRGINIA BEACH, VA 23452

RICHARD KAISER,

This email confirmation is sent in response to your request for the assignment of / change request to a Corporate CUSIP number for:

ISSUER: GLOBAL ENTERPRISES GROUP INC

CUSIP NUMBER: 37890H 107
ISIN NUMBER: US37890H1077
ISSUE DESCRIPTION: COM
RATE:
MATURITY:

IMPORTANT NOTICE:

THIS MESSAGE IS FROM AN AUTOMATED MAIL SERVER.
REPLIES TO THIS SERVER ARE NEITHER MONITORED NOR ANSWERED.
THANK YOU.

The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation by the CUSIP Service Bureau within 10 days of the offering date.

E-Mail addresses for final documents:

Corporate, Municipal & Govt: cusip_support@cusip.com

E-mail addresses for electronic preliminary documentation:

Corporate: cusip_corp@cusip.com
Municipal: cusip_muni@cusip.com
PPN: cusip_ppn@cusip.com
International: cusip_global@cusip.com

Please call the CUSIP Data Collection department at (212) 438-6565 with any questions.

Sincerely yours,

Gerard Faulkner
Director - Operations
CUSIP Service Bureau